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EXHIBIT 4.1.13

PREFERRED STOCK NUMBER	PREFERRED STOCK SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

STRATUS SERVICES GROUP, INC.

50,000 SHARES SERIES H PREFERRED STOCK, PAR VALUE $0.01

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CAPITAL STOCK

OF THE ABOVE NAMED CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this        day of                     A.D. 20

[STRATUS SERVICES GROUP, INC. Corporate Seal]

/s/ MICHAEL A. MALTZMAN TREASURER	/s/ JOSEPH J.RAYMOND CHAIRMAN AND CHIEF EXECUTIVE OFFICER

EXPLANATION OF ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as if they were written out in full according to applicable laws or regulations. Abbreviations, in addition to those appearing below, may be used.

JT TEN—as joint tenants with right of survivorship and not as tenants in common	TEN ENT—as tenants by the entireties
TEN COM—as tenants in common Custodian	UNIF GIFT MIN ACT—Uniform Gifts to Minors Act
CUST—Custodian for
UNIF TRANS MIN ACT—Uniform Transfers to Minors Act

FOR VALUE RECEIVED,                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

                                                                                                                           Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                           Attorney to transfer the said shares on the books to the within named Corporation with full power of substitution in the premises.

Dated:                        20

                            In the presence of

                                  X

                                  X

CERTIFICATE

FOR

SHARES

OF

ISSUED TO

DATED

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EXHIBIT 4.1.13
EXPLANATION OF ABBREVIATIONS